EXHIBIT 23.1

       CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM


TO:   Cyberlux Corporation


      As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 17, 2005 relating to the financial statements of Cyberlux Corporation and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.


                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
                                       Russell Bedford Stefanou Mirchandani LLP


New York, New York
November 8, 2005